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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  July  21, 1998             Commission file number 1-5805



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                              13-2624428
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                        Identification No.)


     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (212) 270-6000

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Item 5. Other Events
-------------------------

The Chase Manhattan Corporation ("Chase") reported on July 21, 1998 diluted operating earnings per share of $1.21 in the second quarter of 1998 compared with $1.06 in the 1997 second quarter. For the first six months of 1998, diluted operating earnings per share rose to $2.38 from $2.06 in the first six months of 1997. Operating earnings increased to $1.079 billion from $969 million in the second quarter of 1997, and to $2.132 billion for the first six months of 1998 from $1.918 billion in 1997.

Net income in the 1998 second quarter was $1.074 billion compared with $925 million in the 1997 second quarter; net income for the first half of 1998 was $1.799 billion compared with $1.852 billion in 1997.

Operating results (revenues and earnings) exclude the impact of credit card securitizations, restructuring costs and special items. All per share results reflect a two-for-one stock split that became effective June 15, 1998.

A copy of Chase's earnings press release is attached as an exhibit hereto.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibit is filed with this report:


Exhibit Number                                   Description

   99.1                          Press Release - 1998 Second Quarter Earnings.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                               THE CHASE MANHATTAN CORPORATION
                                                        (Registrant)




Dated July 24, 1998                            by   /s/JOSEPH L. SCLAFANI
-------------------                                -----------------------
                                                   Joseph L. Sclafani
                                                   Controller
                                                  [Principal Accounting Officer]


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                                 EXHIBIT INDEX



Exhibit Number                    Description             Page at Which Located

     99.1               Press Release - 1998 Second
                                       Quarter Earnings            6





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